                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          GARNET RESOURCES CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

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

                           [GARNET RESOURCES LOGO]

                         GARNET RESOURCES CORPORATION
                       11011 RICHMOND AVENUE, SUITE 650
                          HOUSTON, TEXAS 77042-6720

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 22, 1996

                                                                  April 19, 1996

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Garnet Resources Corporation ("Garnet") will be held at the offices of Noel Group, Inc., 667 Madison Avenue, 25th Floor, New York, New York 10021 on May 22, 1996 at 10:00 a.m. (local time) for the following purposes:

     1. To elect six directors to hold office for the term of one year and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed April 4, 1996 as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

     A copy of Garnet's 1995 Annual Report is enclosed herewith.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please complete, date and sign the enclosed proxy and return it promptly.

                                            By Order of the Board of Directors,

                                            W. KIRK BOSCHE
                                            Secretary

- --------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT.

TO ENSURE A QUORUM, PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON REQUEST TO THE SECRETARY OF THE MEETING.

- --------------------------------------------------------------------------------

                           [GARNET RESOURCES LOGO]

                         GARNET RESOURCES CORPORATION
                       11011 RICHMOND AVENUE, SUITE 650
                          HOUSTON, TEXAS 77042-6720

                            ---------------------

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 22, 1996

                            ---------------------

     This Proxy Statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Garnet Resources Corporation, a Delaware corporation ("Garnet"), for use at the Annual Meeting of Shareholders to be held on May 22, 1996 at 10:00 a.m. (local time) at the offices of Noel Group, Inc., 667 Madison Avenue, 25th Floor, New York, New York 10021, or any adjournment or postponement thereof (the "Meeting").

     A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the proxy will vote the shares represented thereby in favor of Item 1 as set forth in the Notice of Annual Meeting and in accordance with his judgment on any matters which may properly come before the Meeting. Each shareholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of Garnet, or by attending the Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not by itself revoke the proxy. The cost of the solicitation of proxies will be paid by Garnet. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of Garnet may, without additional compensation therefor, solicit proxies on behalf of Garnet by personal interviews, telephone, telegraph or other means, as appropriate.

     Garnet will, upon request, reimburse brokers and others who are only record holders of Garnet's Common Stock, par value $.01 per share ("Common Stock"), for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

     The Board of Directors has fixed the close of business on April 4, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the Meeting (the "Record Date"). As of the Record Date, there were 11,492,162 shares of Common Stock issued and outstanding and entitled to vote.

     Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum. Abstentions and broker's non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker's non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. As directors are elected by a plurality vote, the six nominees receiving the highest vote totals will be elected and the outcome of the vote for directors will not be affected by abstentions or broker's non-votes.

     This Proxy Statement and the proxy in the accompanying form are being sent on or about April 19, 1996 to shareholders of record as of the close of business on the Record Date.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of April 1, 1996 as to each person who, to the knowledge of Garnet, was the beneficial owner of more than five percent of the outstanding Common Stock of Garnet.

                     NAME AND ADDRESS OF                     AMOUNT AND NATURE OF       PERCENT OF
                  BENEFICIAL OWNER OR GROUP                 BENEFICIAL OWNERSHIP(1)      CLASS(2)
    ------------------------------------------------------  -----------------------     ----------
    Rockefeller & Co., Inc................................         1,514,375(3)            13.1%
      30 Rockefeller Plaza
      New York, New York 10112
    Wellington Management Company.........................         1,070,300(4)             9.3%
      75 State Street
      Boston, Massachusetts 02109
    Pecks Management Partners Ltd.........................         1,090,910(5)             8.7%
      One Rockefeller Plaza
      New York, New York 10020
    Rockefeller University................................           881,639                7.7%
      1230 York Avenue
      New York, New York 10021
    R. B. Haave Associates, Inc...........................           616,900(6)             5.4%
      36 Grove Street
      New Canaan, Connecticut 06840
    State Street Research & Management Company............           610,000(7)             5.3%
      One Financial Center, 30th Floor
      Boston, Massachusetts 02111-2690

- ---------------

(1) Except as set forth below, to the best knowledge of Garnet, each beneficial owner has sole voting power and sole investment power.

(2) Based on 11,492,162 shares of Garnet's Common Stock issued and outstanding on April 1, 1996. Treated as outstanding for the purpose of computing the percentage ownership of each beneficial owner or group are shares ("Convertible Debenture Shares") issuable to such beneficial owner or group upon conversion of Garnet's 9 1/2% convertible subordinated debentures ("Debentures") and shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans.

(3) According to information supplied to Garnet by Rockefeller & Co., Inc., by virtue of serving as a registered investment advisor, Rockefeller & Co., Inc. has sole voting and dispositive power with respect to 1,439,375 shares. The indicated number of shares also includes 75,000 shares issuable to Mr. Wendell W. Robinson upon exercise of vested stock options issued pursuant to Garnet's stock option plans. Pursuant to Mr. Robinson's employment with Rockefeller & Co., Inc., all benefits of such options accrue to Rockefeller & Co., Inc., which may be deemed the beneficial owner of such shares. See footnote 8 on page 3.

(4) According to a Schedule 13G dated January 30, 1996, the indicated number of shares are owned by various investment advisory clients of Wellington Management Company, which has shared voting power with respect to 1,003,300 shares and shared dispositive power with respect to 1,070,300 shares.

(5) According to a Schedule 13G dated February 9, 1995 filed by Pecks Management Partners Ltd. ("Pecks"), as a registered investment advisor, the indicated number of shares consists of Convertible Debenture Shares issuable to three investment advisory clients of Pecks upon conversion of Debentures owned by such clients. One such client, Delaware State Employees' Retirement Fund, would acquire more than 5% of Garnet's Common Stock, if its Debenture were converted. Pecks has sole investment and dispositive power with respect to the Convertible Debentures Shares issuable to its clients and the discretion to convert the Debentures owned by them.

(6) According to a Schedule 13G dated January 17, 1996, the indicated number of shares are held by R. B. Haave Associates, Inc., an investment adviser registered under the Investment Advisers Act of 1940, which has sole voting and dispositive powers with respect to such shares.

(7) According to Schedules 13G dated February 13, 1996 filed by State Street Research & Management Company ("State Street") and Metropolitan Life Insurance Company, the parent holding company, the indicated number of shares is owned by various clients of State Street and State Street disclaims any beneficial interest therein. State Street is an investment advisor registered under the Investment Advisers Act of 1940 and, pursuant to the Schedules 13G, has sole voting power with respect to such shares.

     The following table sets forth certain information as of April 1, 1996 concerning the shares of Common Stock of Garnet owned beneficially by each director, by each of the Named Executive Officers in the Summary Compensation Table, and by directors and officers of Garnet as a group:

                            NAME OF                           AMOUNT AND NATURE OF      PERCENT OF
                   BENEFICIAL OWNER OR GROUP                 BENEFICIAL OWNERSHIP(1)     CLASS(2)
    -------------------------------------------------------  -----------------------    ----------
    W. Kirk Bosche.........................................           80,290(3)            *
    Robert J. Cresci.......................................           45,000(4)            *
    Douglas W. Fry.........................................           75,080(5)            *
    Montague H. Hackett, Jr. ..............................          212,230(6)             1.8%
    Alastair Manson........................................          110,000(3)            *
    George M. Nevers.......................................          214,600(7)             1.8%
    Wendell W. Robinson....................................           79,200(8)            *
    John V. Tunney.........................................           89,000(9)            *
    Albert E. Whitehead....................................               --(10)           *
    Current directors and officers of Garnet as a group
      (7 persons)..........................................          690,800(11)            5.7%

- ---------------

  *  Less than 1%

 (1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

 (2) Based on 11,492,162 shares of Garnet's Common Stock issued and outstanding on April 1, 1996. Treated as outstanding for the purpose of computing the percentage ownership of each director, each executive officer and all directors and executive officers as a group are shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans.

 (3) Consists solely of shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans.

 (4) Consists solely of shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans. Does not include shares owned by clients of Pecks, a New York corporation, of which Mr. Cresci is a managing director. For information with respect to such shares, see footnote 5 on page 2.

 (5) Consists of 13,868 shares held directly by Mr. Fry and 61,212 shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans.

 (6) Consists of 75,000 shares held directly by Mr. Hackett, 10,000 shares held by a trust for the benefit of Mr. Hackett's minor child as to which Mr. Hackett disclaims beneficial ownership, and 127,230 shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans.

 (7) Consists of 13,500 shares held directly by Mr. Nevers, 2,100 shares held by Mr. Nevers' wife and 200,000 shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans. Mr. Nevers disclaims beneficial ownership of the shares held by his wife. Mr. Nevers resigned as Chief Executive Officer and as a director of Garnet on June 21, 1995.

 (8) Consists of 3,100 shares held directly by Mr. Robinson, 1,100 shares held by Mr. Robinson's wife and minor children, as to which Mr. Robinson disclaims beneficial ownership, and 75,000 shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans. Pursuant to Mr. Robinson's employment with Rockefeller & Co., Inc., all benefits of such options accrue to

     Rockefeller & Co., Inc., which may be deemed the beneficial owner of such shares. See footnote 3 on page 2.

 (9) Consists of 4,000 shares held by a trust for the benefit of Mr. Tunney's family, of which Mr. Tunney is a co-trustee, and 85,000 shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans.

(10) Mr. Whitehead resigned as a director and chief executive officer of Garnet on January 19, 1995.

(11) Includes 107,068 shares beneficially owned and 583,732 shares issuable upon exercise of vested stock options issued pursuant to Garnet's stock option plans.

                                 PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The Board of Directors has nominated the six individuals whose names are set forth below for election to the Board of Directors, each to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, all of whom are now directors of Garnet. If events not now known or anticipated make any of the nominees unable to serve, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The directors are to be elected by vote of the holders of a plurality of shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.

     The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee and each director of Garnet his name, age and principal position with Garnet.

                        NAME                        AGE                  POSITION
    --------------------------------------------    ---     ----------------------------------
    Montague H. Hackett, Jr.....................    63      Chairman of the Board, and a
                                                            Director
    Douglas W. Fry..............................    53      President, Chief Executive Officer
                                                            and a Director
    Wendell W. Robinson.........................    55      Chairman of the Executive
                                                            Committee and a Director
    Robert J. Cresci............................    52      Director
    Alastair Manson.............................    66      Director
    John V. Tunney..............................    61      Director

     The following sets forth the periods during which directors have served as such and a brief account of the business experience of such persons during the past five years.

     Montague H. Hackett, Jr. Mr. Hackett has been employed as Chairman of the Board of Garnet since January 1995 and has served as a director of Garnet since April 1987. Since January 1996, Mr. Hackett has been employed by Victory Capital LLC, a privately held limited liability company ("Victory") that conducts its operations through small and medium-sized companies in which Victory holds controlling or other significant equity interests. From October 1989 through June 1994, Mr. Hackett served as President and as a director of Wood River Capital Corporation, a Small Business Investment Company. From October 1991 through December 1995, Mr. Hackett was employed by Noel Group, Inc., ("Noel"), a publicly-traded company which also conducts its principal operations through small and medium-sized companies. Mr. Hackett is a director and Deputy Chairman of International Gold Resources Corporation.

     Douglas W. Fry. Mr. Fry has been employed as President of Garnet and has served as a director of Garnet since September 1995, and has been Chief Executive Officer of Garnet since February 1996. Since 1980 he has also been President of Argosy Energy Incorporated, a wholly owned subsidiary of Garnet, or of the subsidiary's predecessor.

     Wendell W. Robinson. Mr. Robinson has served as a director of Garnet since December 1991. Since January 1990, Mr. Robinson has been the Manager of Private Investments for Rockefeller & Co., Inc., a registered investment adviser. Mr. Robinson is also a director of Noel, Gwalia Consolidated, Ltd., an Australian natural resource company, Consolidated Nevada Goldfields Corp., a western North America gold mining company, and several private companies.

     Robert J. Cresci. Mr. Cresci has served as a director of Garnet since December 1993. Mr. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves on the boards of Bridgeport Machines, Inc., Serv-Tech, Inc., EIS International, Inc., Sepracor, Inc., Vestro Natural Foods, Inc., Olympic Financial, Ltd., GeoWaste, Inc., Hitox, Inc., Natures Elements, Inc., HarCor Energy, Inc., Meris Laboratories, Inc., and several private companies.

     Alastair Manson. Mr. Manson has served as a director of Garnet since July 1987. From 1978 through 1985, Mr. Manson was the President of BP North America, Inc., the company responsible for the activities of British Petroleum in the United States. Through 1985, and for several years prior thereto, Mr. Manson served as a member of the board of directors of Standard Oil and BP Canada. During 1986, Mr. Manson participated in the organization of Keep Able, Ltd., which provides services and equipment to the elderly and disabled. Mr. Manson served as Chairman of the Board of Directors of Keep Able, Ltd. from December 1986 through July 1988. Mr. Manson currently serves as a member of the Board of Governors of the Royal Brompton National Heart and Lung Hospital of London, England and as chairman of its Finance and Investment Committees, and as a director of Keep Able, Ltd.

     John V. Tunney. Mr. Tunney has served as a director of Garnet since April 1987. Mr. Tunney has been Chairman of the Board of Logan Manufacturing Co., the manufacturer of wide track, light weight snow grooming and utility equipment, since February 1993, and Chairman of the Board of Cloverleaf Group, Inc., a real estate development company, since 1981. From 1977 to 1987, Mr. Tunney was a senior partner of the law firm of Manatt, Phelps, Rothenberg, Tunney & Phillips. From 1971 to 1977, Mr. Tunney served as United States Senator from the State of California and as a Member of the United States House of Representatives from 1965 to 1971. Mr. Tunney is also a director of The Prospect Group, Inc., The Forschner Group, Inc., Illinois Central Corporation and Foamex International Inc.

     Under the terms of its 9 1/2% Convertible Subordinated Debentures, Garnet includes a candidate selected by the purchasers of the Debentures in management's slate of nominees for election as directors and solicits proxies for such candidate if the purchasers continue to own at least 30% in aggregate principal amount of the Debentures originally issued. Mr. Cresci is the candidate selected by the purchasers of the Debentures.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of Garnet held seven meetings during 1995, and also took action once by unanimous written consent. All directors attended at least 75% of the total of the meetings of the Board of Directors and the committees of which they were members.

     The Executive Committee, the Audit Committee and the Stock Option and Compensation Committee are the only standing committees of the Board of Directors. Garnet does not have a formal nominating committee; the Board of Directors or the Executive Committee performs this function.

     The Executive Committee, which is comprised of Mr. Robinson, its Chairman, and Mr. Hackett, has all the powers of the Board of Directors in the management of the business affairs of Garnet, except as such powers are limited by the Delaware General Corporation Law. During 1995, the Executive Committee held three meetings and also took action once by unanimous written consent.

     The Audit Committee, which is comprised of Mr. Manson, its Chairman, and Mr. Cresci, consults with the independent accountants of Garnet and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of Garnet's annual financial statements, makes recommendations as to the engagement and fees of the independent accountants, and performs such other duties relating to the financial statements of Garnet as the Board of Directors may assign from time to time. The Audit Committee met two times during 1995.

     The Stock Option and Compensation Committee, which is currently comprised of Messrs. Cresci, Manson, Robinson and Tunney, has all of the powers of the Board of Directors in respect of any matters relating to the administration of Garnet's stock option plans and the compensation of officers, employees and other persons performing substantial services for Garnet, including the authority to issue stock or other securities of Garnet. The Stock Option and Compensation Committee met once in 1995, and also took action once by unanimous written consent.

DIRECTORS' FEES

     Pursuant to the 1990 Directors' Stock Option Plan, each Garnet director who was not a full time employee of Garnet or its subsidiaries received, in April 1995, an option to purchase 25,000 shares of Garnet Common Stock at an exercise price of $2.87 per share, which represented the average of the fair market value of a share of Garnet Common Stock on the ten business days preceding the date of grant. Directors are also reimbursed for expenses incurred in connection with attending meetings of the Board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation earned in each of the last three fiscal years by the current Chairman of the Board and the current Chief Executive Officer, by certain additional executive officers, and by two former Chief Executive Officers of Garnet (collectively, the "Named Executive Officers"):

                                                                                    LONG TERM COMPENSATION
                                                                               ---------------------------------
                                                  ANNUAL COMPENSATION
                                            -------------------------------            AWARDS
                                                                     OTHER     ----------------------    PAYOUTS
                                                                    ANNUAL     RESTRICTED                -------    ALL OTHER
                                                                    COMPEN-      STOCK                    LTIP       COMPEN-
       NAME AND PRINCIPAL         FISCAL     SALARY      BONUS      SATION      AWARD(S)     OPTIONS/    PAYOUTS     SATION
            POSITION               YEAR       ($)         ($)         ($)         ($)        SARS(#)       ($)         ($)
- --------------------------------  ------    --------    --------    -------    ----------    --------    -------    ---------
Douglas W. Fry..................   1995     $152,500        none     none       none          30,000      none          none
  President and Chief              1994     $145,200    $ 61,000     none       none            none      none          none
  Executive Officer(1)             1993     $123,000    $ 61,000     none       none          37,500      none          none
Montague H. Hackett, Jr.........   1995     $127,083        none     none       none         100,000      none      $  4,944
  Chairman of the Board(2)
W. Kirk Bosche..................   1995     $160,750        none     none       none          35,000      none      $  1,280
  Vice President                   1994     $163,300    $ 67,000     none       none            none      none      $  1,060
  and Treasurer(3)                 1993     $148,500    $ 67,000     none       none          37,500      none          none
Albert E. Whitehead.............   1995     $ 42,350        none     none       none            none      none      $ 75,000
  Chairman of the Board and        1994     $242,000    $100,000     none       none            none      none      $ 67,794
  Chief Executive Officer          1993     $220,000    $100,000     none       none          56,250      none      $ 65,166
  through January 19, 1995(4)
George M. Nevers................   1995     $101,650        none     none       none         250,000      none      $266,694
  President and Chief Executive    1994     $193,600    $ 80,000     none       none            none      none      $  5,240
  Officer from January 19, 1995    1993     $176,000    $ 80,000     none       none          56,250      none          none
  through June 21, 1995(5)

- ---------------

(1) Mr. Fry was elected President of Garnet in September 1995 and Chief Executive Officer of Garnet in February 1996. Prior to September 1995, he served as President of Argosy Energy Incorporated ("Argosy") a wholly-owned subsidiary of Garnet. The amounts reported for 1995 reflect his compensation for the full fiscal years, including that earned as President of Argosy. The amounts reported for 1994 and 1993 reflected his compensation for the respective fiscal year as President of Argosy.

(2) Mr. Hackett became Chairman of the Board of Garnet in January 1995. The amounts reported for all other compensation represent the premium paid on a term life insurance policy for his benefit.

(3) The amounts reported for all other compensation for Mr. Bosche represent the premium paid on a term life insurance policy for his benefit.

(4) Mr. Whitehead resigned as Chairman of the Board and Chief Executive Officer of Garnet in January 1995, but continued as an employee of the Company through February 1995. The amounts reported for 1995 salary reflect his compensation through February 1995. The amounts reported for all other compensation include (a) a payment of $75,000 in 1995 pursuant to an agreement entered into in connection with his resignation (see "Certain Relationships and Related Transactions -- Transactions with Management and Others"), (b) $6,640 in 1994 representing the premium paid on a term life insurance policy for his benefit and (c) principal and interest which was forgiven by Garnet pursuant to the terms of a loan made by Garnet to Mr. Whitehead in 1987, consisting of $57,143 in principal and $4,011 in interest in 1994, and $57,143 in principal and $8,023 in interest in 1993.

(5) Mr. Nevers resigned as President and Chief Executive officer of Garnet in June 1995. The amounts reported for 1995 salary reflect his compensation through that date. The amounts reported for all other compensation include
    (a) $266,694 paid or accrued in 1995 pursuant to an agreement entered into in connection with his resignation (see "Certain Relationships and Related Transactions -- Transactions with Management and Others") and (b) $5,240 in 1994 representing the premium paid on a term life insurance policy for his benefit. The number of stock options granted to Mr. Nevers in 1995 includes an option for 200,000 shares granted in connection with his resignation and in exchange, among other things, for certain outstanding options held by him.

OPTION GRANTS DURING 1995

     The following table provides information related to options granted to the Named Executive Officers during 1995. No stock appreciation rights have been issued by Garnet.

                                                                                      POTENTIAL
                                                                                 REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL
                                      % OF TOTAL                                   RATES OF STOCK
                                       OPTIONS      EXERCISE                     PRICE APPRECIATION
                           OPTIONS    GRANTED TO    OR BASE                      FOR OPTION TERM(2)
                           GRANTED   EMPLOYEES IN    PRICE                       -------------------
          NAME             (#)(1)    FISCAL YEAR     ($/SH)    EXPIRATION DATE      5%        10%
- -------------------------  -------   ------------   --------   ---------------   --------   --------
Douglas W. Fry...........   30,000       10.2%       $ 2.69    March 26, 2006    $ 51,244   $130,214
Montague H. Hackett,
  Jr.....................  100,000       34.1%       $ 2.69    March 26, 2006     170,814    434,048
W. Kirk Bosche...........   35,000       11.9%       $ 2.69    March 26, 2006      59,785    151,917
George M. Nevers(3)......   50,000       17.1%       $ 2.69    March 26, 2006      85,407    217,024
                           200,000         --        $ 2.50     June 21, 1998      51,250    105,000

- ---------------

(1) Each of these options was granted pursuant to the 1990 Stock Option Plan. The exercise price of the options was equal to the fair market value of a share of Garnet's Common Stock on the date of grant and may be paid in cash or by delivery of shares of Common Stock which have a fair market value on the date of exercise equal to the exercise price. The right to exercise each option vests over a four-year period but will accelerate upon the occurrence of certain events, including a change of control. The options are exercisable for a period of 10 years and 30 days after the date of grant unless the optionee resigns, retires or dies, in which case the right to exercise the option is limited.

(2) The values set forth in this column represent the gain which would be realized by each Named Executive Officer assuming (i) the options granted in 1995 are exercised on their respective expiration dates, and (ii) the value of a share of Garnet Common Stock has increased annually by a rate of 5% and 10%, respectively, during the term of the option. These growth rates are prescribed by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation for Garnet Common Stock.

(3) Includes options for 200,000 shares of Garnet's Common Stock granted to Mr. Nevers in connection with his resignation as President, Chief Executive Officer and a director. See "Certain Relationships and Related
    Transactions -- Transactions with Management and Others." As a result of his resignation, the option for 50,000 shares granted in 1995 expired in accordance with its terms in September 1995.

OPTION EXERCISES DURING 1995 AND YEAR END OPTION VALUES

     The following table provides information related to options exercised by the Named Executive Officers during 1995 and the number and value of options held at year-end. No stock appreciation rights have been issued by Garnet.

                                                                                  VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                           SHARES                     OPTIONS AT FY-END(#)          AT FY-END($)(1)
                         ACQUIRED ON     VALUE     --------------------------  --------------------------
          NAME           EXERCISE(#)  REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------------  -----------  -----------  -------------  -----------  -------------
Douglas W. Fry...........   none        none         122,783        40,071       none          none
Montague H. Hackett,
  Jr.....................   none        none         105,000        80,000       none          none
W. Kirk Bosche...........   none        none         130,203        44,071       none          none
Albert E. Whitehead......   none        none            none          none       none          none
George M. Nevers.........   none        none         200,000          none       none          none

- ---------------

(1) Because the exercise prices of all options exceed $1.56, the market value of a share of Garnet Common Stock at December 31, 1995, the value of unexercised options was zero.

TEN-YEAR OPTION/SAR REPRICINGS

  Report of the Board of Directors on Repricing

     In connection with Mr. Nevers' resignation as Chief Executive Officer and director, Garnet entered into an agreement which provided, among other things, for the surrender of certain stock options by Mr. Nevers in consideration for the issuance to him of a three-year option entitling him to purchase 200,000 shares at an exercise price of $2.50 per share, which represented the fair market value of a share of Garnet Common Stock on the date of grant. The Board of Directors believes that the option exchange was beneficial to Garnet in that it reduced the cash component of Mr. Nevers' agreement while giving him the opportunity to participate in any stock appreciation over a three-year period which may result, in part, from his prior service to Garnet.

Submitted by the following members of the Board of Directors of Garnet who served on the Board at the time of the repricing:

    Robert J. Cresci             Montague H. Hackett, Jr.     Alastair Manson
    Wendell W. Robinson          Arthur L. Swanson            John V. Tunney

     The following table sets forth certain information concerning repricings of stock options held by any executive officers of Garnet during the last ten completed fiscal years.

                                                                                               LENGTH OF
                                         NUMBER OF    MARKET PRICE                              ORIGINAL
                                         SECURITIES   OF STOCK AT   EXERCISE PRICE            OPTION TERM
                                         UNDERLYING     TIME OF       AT TIME OF              REMAINING AT
                                        OPTIONS/SARS  REPRICING OR   REPRICING OR     NEW       DATE OF
                                        REPRICED OR    AMENDMENT      AMENDMENT     EXERCISE  REPRICING OR
            NAME                DATE     AMENDED(#)       ($)            ($)        PRICE($)   AMENDMENT
- ----------------------------   -------  ------------  ------------  --------------  --------  ------------
George M. Nevers,              6/28/95     54,441        $ 2.50        $ 11.750      $ 2.50    90 days
  Chief Executive Officer      6/28/95     50,000        $ 2.50        $  6.625      $ 2.50    90 days
  from January 19, 1995        6/28/95     22,500        $ 2.50        $  5.750      $ 2.50    90 days
  through June 21, 1995        6/28/95      3,211        $ 2.50        $  4.000      $ 2.50    90 days

                        REPORT ON EXECUTIVE COMPENSATION

     In 1995 decisions regarding the compensation of executive officers and the agreement with Mr. Whitehead, a former Chief Executive Officer and director, were made by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"). In June 1995, the Board of Directors approved the terms of the agreement executed with Mr. Nevers in connection with his resignation as Chief Executive Officer and a director of Garnet. Pursuant to rules adopted by the Securities and Exchange Commission, the following report is submitted by members of the Committee and, with respect to the agreement with Mr. Nevers, by the directors constituting the Board in June 1995.

     Compensation Policies Regarding Executive Officers. The Committee's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified executives, to recognize individual contributions to the successful achievement of Garnet's business objectives, and to align management's and shareholders' interests over the long term. Garnet's business strategy is to acquire, explore and develop potentially significant oil and gas properties located outside of the United States. Because of the inherent risks in such business strategy and in the exploration for oil and gas in general, the Committee believes it is inappropriate to rely upon mechanistic performance criteria such as profitability, revenue growth, return on equity, market share, or operating budget performance to determine the appropriate compensation for its executive officers, including its Chief Executive Officer. In determining such compensation, the Committee relies heavily on the success of management in fulfilling Garnet's business strategy and the individual contributions which each executive has made and can be expected to make in the future. In reviewing compensation for 1995, the Committee reviewed a number of events and developments in Garnet's business in 1995 including Garnet's activities in Colombia and in Papua New Guinea, and its successful completion of the second stage of its $9.2 million loan commitment from Overseas Private Investment Corporation. The Committee also considered, on an informal basis, the prevailing levels of compensation paid by companies with which Garnet may be deemed to compete, the small, streamlined nature of Garnet's management team, the fact that Garnet has no pension, retirement or profit-sharing plans, information relating to standard cost-of-living adjustments, and the bonuses and salary increases previously approved.

     In December 1994 the Committee approved salary increases for the executive officers of Garnet based on increases in cost-of-living indices. In February 1995 the Committee approved the issuance of additional options to the officers and employees of Garnet, including options which entitled Messrs. Hackett, Fry and Bosche to purchase 100,000, 30,000 and 35,000 shares, respectively, at an exercise price of $2.6875 per share. As a result of the implementation of a cost containment program in June 1995, no cash bonuses were awarded for 1995, no salary increase was granted to Mr. Fry upon his promotion to President and subsequently to Chief Executive Officer of Garnet, and two executive officers agreed to accept reduced salaries. In view of the cost containment program, the Committee has sought to balance the objectives of providing competitive compensation to Garnet's executives with the goal of conserving its cash reserves by emphasizing stock-based compensation arrangements. In March 1996, as an incentive to executive officers and employees, the Committee offered to exchange all outstanding stock options with an exercise price in excess of $2.6875 per share (most of which were fully vested) held by executive officers and employees for new options, with a new vesting schedule and an exercise price of $1.1875 per share. An aggregate of 336,102 outstanding options were exchanged, including 112,854 and 96,774 options held by Messrs. Fry and Bosche, respectively. In addition, the Committee approved the grant of an additional 123,898 options at an exercise price equal to $1.1875 per share, including 11,151, 33,204 and 22,178 options issued to Messrs. Hackett, Fry and Bosche, respectively. All options were issued with an exercise price equal to the fair market value on the date of grant and with a new vesting schedule which provides that 20% of the shares subject thereto are immediately exercisable and an additional 20% of the shares subject thereto will become exercisable on each subsequent anniversary of the date of grant. The Committee believes that the grant of new options combined with the inclusion of the vesting schedule described above will serve the dual purposes of providing an incentive to management to increase share value over the long term and conserving the cash reserves of Garnet.

     1995 Compensation of the Chief Executive Officer. In determining the 1995 compensation payable to Messrs. Whitehead and Nevers, who served as Chief Executive Officers during 1995, the Committee applied the same factors and analyses as it applied to executive officers in general with the most weight being given to the perceived necessity for providing them with a total compensation package which the Committee believed was competitive. Accordingly, there is no direct relationship between the amount of such compensation and measurable objective criteria of Garnet's performance in 1995.

     In determining the compensation payable to Mr. Fry, who was elected as President of Garnet in September 1995 and Chief Executive Officer in February 1996, the Committee applied the same factors and analyses as it applied to executive officers in general with the most weight being given to stock-based compensation. Accordingly, Mr. Fry's salary has remained at the level paid to him as President of Argosy Energy Incorporated, Garnet's wholly-owned subsidiary, but Mr. Fry was granted additional stock options in 1996.

     In assessing the agreement entered into with Mr. Whitehead upon his resignation as Chief Executive Officer, the Committee took into consideration his prior contribution to Garnet, the need for his continued assistance to Garnet during the transition period, and his agreement to relinquish certain stock options. In assessing the agreement entered into with Mr. Nevers upon his resignation as Chief Executive Officer, including the exchange of certain stock options, the Board took into consideration his prior contribution to Garnet, the need for his continued assistance to Garnet during the transition period, and the potential savings to Garnet by including a stock-based compensation element in his overall compensation package. Accordingly, the Board approved the issuance to Mr. Nevers of an option entitling him to purchase 200,000 shares of Garnet Common Stock at an exercise price of $2.50 per share for a period of three years after his resignation. In exchange for this option, Mr. Nevers surrendered options which entitled him to purchase an aggregate of 130,152 shares with exercise prices ranging from $4.00 to $11.75 per share, which options would have expired within 90 days from the date of his resignation. The Board believes that the option exchange was beneficial to Garnet in that it reduced the cash component of Mr. Nevers' agreement while giving him the opportunity to participate in any stock appreciation over a two-year period which may result, in part, from his prior service to Garnet.

    Robert J. Cresci             Montague H. Hackett, Jr.     Alastair Manson
    Wendell W. Robinson          Arthur L. Swanson            John V. Tunney

     Mr. Manson was appointed as a member of the Committee in January 1995. Mr. Hackett served as a member of the Committee until April 1995. Messrs. Cresci, Robinson and Swanson were appointed as members of the Committee in April 1995. Mr. Swanson participated in the decisions of the Committee which were made prior to his resignation as a director of Garnet in March 1996. In June 1995, when the agreement with Mr. Nevers was approved, the six members of the Board listed above constituted the entire Board of Directors of Garnet.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Hackett was appointed as Chairman of the Board and became an employee of Garnet on January 19, 1995. From January through April 1995, the Stock Option and Compensation Committee consisted of Messrs. Hackett, Manson and Tunney. In April 1995, Mr. Hackett resigned as a member of such committee and the committee was expanded to include Messrs. Cresci, Swanson and Robinson.

                               PERFORMANCE GRAPH

     The Securities and Exchange Commission requires the inclusion in this proxy statement of a line-graph presentation comparing five year cumulative shareholder returns on an indexed basis with a broad equity market index and either a published industry index or an index of peer companies selected by Garnet. Garnet has selected as a broad equity market index the CRSP Total Return Index for the Nasdaq Stock Market (US Companies) and as a published industry index the CRSP Index for companies with Standard Industrial Classification Code Nos. 1310-1319 traded on the New York Stock Exchange, the American Stock Exchange, and the Nasdaq Stock Market.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

              GARNET COMMON STOCK, CRSP INDEX FOR THE NASDAQ STOCK
           MARKET (US COMPANIES), AND CRSP INDEX FOR NYSE/AMEX/NASDAQ
              (SIC 1310-1319 US) CRUDE PETROLEUM AND NATURAL GAS**

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           GARNET          MARKET         INDUSTRY
12/31/90                                 100.0           100.0           100.0
12/31/91                                 138.9           160.5           109.9
12/31/92                                  66.7           186.8           122.8
12/31/93                                  63.0           214.5           142.4
12/31/94                                  50.0           209.7           138.8
12/31/95                                  23.1           296.6           169.9

- ---------------

Assumes $100 invested on January 1, 1991 in Garnet Common Stock, CRSP Index for The Nasdaq Stock Market (US Companies), and CRSP Index for NYSE/AMEX/Nasdaq (SIC 1310-1319 US) Crude Petroleum and Natural Gas.

 * Total return assumes reinvestment of dividends.

** Fiscal year ending December 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In connection with the resignation of Mr. Whitehead in January 1995 as Chairman of the Board, Chief Executive Officer and a director, Garnet paid Mr. Whitehead $75,000 in consideration for his substantial services to Garnet during the prior seven years, for his service during a transition period following his resignation, and for his surrender to Garnet of all vested unexercised stock options issued pursuant to Garnet's Stock Option Plans.

     In connection with the resignation of Mr. Nevers in June 1995 as President, Chief Executive Officer and a director, Garnet agreed to pay Mr. Nevers $203,300 over a two-year period and to continue certain life, medical and long-term disability insurance coverage until June 1997, and granted him a stock option entitling him to purchase 200,000 shares of Garnet's Common Stock at an exercise price of $2.50 per share at any time prior to June 21, 1998. The agreement also provided that Mr. Nevers would relinquish certain stock options then held by him.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and holders of more than 10% of Garnet's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish Garnet with copies of all such reports. Based solely on its review of the copies of such reports furnished to Garnet by such Reporting Persons or on the written representations of such Reporting Persons, Garnet believes that, during the year ended December 31, 1995, all of the Reporting Persons complied with their Section 16(a) filing requirements.

                                    AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of Garnet for the year ending December 31, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1997, must be received by Garnet at 11011 Richmond Avenue, Suite 650, Houston, Texas 77042-6720 on or before December 20, 1996 to be included in the proxy statement and form of proxy relating to that meeting.

                           ANNUAL REPORT ON FORM 10-K

     Garnet's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available on request and may be obtained by writing to:
Garnet Resources Corporation, 11011 Richmond Avenue, Suite 650, Houston, Texas 77042-6720, Attention: W. Kirk Bosche.

                                 OTHER BUSINESS

     The Board of Directors does not know of any matter to be brought before the Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy by the Board of Directors will vote all proxies which have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Meeting, such persons will vote thereon in accordance with their judgment.

                                            By Order of the Board of Directors,

                                            W. KIRK BOSCHE
                                            Secretary

                                  (SIDE ONE)

                         GARNET RESOURCES CORPORATION

                                    PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders to be Held May 22, 1996

        The undersigned shareholder of Garnet Resources Corporation, a Delaware corporation (the "Company"), hereby appoints Montague H. Hackett, Jr., Douglas W. Fry and W. Kirk Bosche, or any of them, acting singly in the absence of the others, attorneys and proxies, with full power of substitution and revocation, to vote as designated below, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Noel Group, Inc., 667 Madison Avenue, 25th Floor, New York, New York, 10021 on May 22, 1996, at 10:00 a.m. (local time) or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        The proxy is solicited on behalf of the Board of Directors of the Company and when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, it will be voted "FOR all nominess" in Proposal No. 1.

            (Continued and to be signed and dated on reverse side)

                                  (SIDE TWO)

Please mark your vote as shown. /x/

The Board of Directors recommends a vote "FOR all nominees" in Proposal 1.

1. Election of the following nominees as Directors: Messrs.: Cresci, Fry, Hackett, Manson, Robinson and Tunney.

    / / FOR all Nominees listed               / / WITHHELD FOR all nominees
        (except as marked to the right)

Withheld for the following only: (Write the name(s) of the nominee(s) in the space below.)

        Please mark, date and sign as your name appears to the left and return in the enclosed envelope. If the signer is a corporation, please sign the full corporate name by authorized officer. If the signer is a partnership, please sign in partnership name by an authorized person. If shares are held jointly, each shareholder named should sign.

Sign, Date and Return the Proxy Card

Promptly Using the Enclosed Envelope.

Date           , 1996            Signature(s)